STATE OF TENNESSEE
Tre Hargett, Secretary of State
Division of Business Services
William R. Snodgrass Tower
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102

MILLER ENERGY RESOURCES, INC.
3651 Baker Hwy
P.O. Box 130
HUNTSVILLE, TN 37756

April 11, 2011

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

Control # : 47469 Status: Active
Filing Type: Corporation For-Profit - Domestic

Document Receipt

Receipt # : 443228		Filing Fee:	$20.00
Payment-Account - The Law Office of T. Jay Warner, Nashville, TN			$20.00

Amendment Type: Articles of Amendment Image # : 6876-2273
Filed Date: 04/11/2011 2:22 PM

This will acknowledge the filing of the attached articles of amendment with an effective date as indicated above. When corresponding with this office or submitting documents for filing, please refer to the control number given above.

You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee.

Tre Hargett
Secretary of State

Processed By: Cynthia Dunn

Field Name	Changed From	Changed To
Filing Name	MILLER PETROLEUM, INC.	MILLER ENERGY RESOURCES, INC.

FILED

State of Tennessee
Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit)

RECEIVED
STATE OF TENNESSEE
For Office Use Only
2011 APR 11 PM 2:22
TRE HARGETT
SECRETARY OF STATE

6876.2273

CORPORATE CONTROL NUMBER (IF KNOWN) 000047469

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF *THE TENNESSEE BUSINESS CORPORATION ACT*, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:
MILLER PETROLEUM, INC.

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
MILLER ENERGY RESOURCES, INC.

2. PLEASE MARK THE BLOCK THAT APPLIES:

☐ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
☒ AMENDMENT IS TO BE EFFECTIVE. APRIL 12, 2011 (MONTH, DAY, YEAR)

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

3. PLEASE INSERT ANY CHANGES THAT APPLY:

A. PRINCIPAL ADDRESS
STREET ADDRESS
CITY STATE/COUNTY ZIP CODE
B. REGISTERED AGENT
C. REGISTERED ADDRESS
STREET ADDRESS
CITY TN STATE ZIP CODE COUNTY
D. OTHER CHANGES

4. THE CORPORATION IS FOR PROFIT.

5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6. THE AMENDMENT WAS DULY ADOPTED ON MARCH 11, 2011 (MONTH, DAY, YEAR)
BY (Please mark the block that applies):

☐ THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED.
☐ THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.
☒ THE SHAREHOLDERS.

CHIEF FINANCIAL OFFICER
SIGNER'S CAPACITY

SIGNATURE

4/11/2011
DATE

PAUL W. BOYD
NAME OF SIGNER (TYPED OR PRINTED)